UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2025

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On August 13, 2025, Verastem, Inc. (the “Company”) issued a press release announcing updated safety and efficacy data from the GFH375 (known as VS-7375 in the U.S.) (“VS-7375”) Phase 1/2 study in patients with advanced KRAS G12D mutant solid tumors conducted in China by the Company’s partner, GenFleet Therapeutics (“GenFleet”). It is expected that the data will be presented in a mini oral presentation at the International Association for the Study of Lung Cancer 2025 World Conference on Lung Cancer between September 6-9, in Barcelona, Spain.

A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

Recent Developments

Updated Data from VS-7375 Phase 1/A Study in Advanced KRAS G12D Mutant Solid Tumors

GenFleet reported cumulative safety data across the entire study population and preliminary efficacy data specific to patients with advanced non-small cell lung cancer (“NSCLC”) from the Phase 1/2 study in China. The study population includes 142 patients, including 28 with advanced NSCLC, 85 with advanced pancreatic ductal adenocarcinoma (“PDAC”) and 29 with other solid tumors. As of the data cutoff of July 15, 2025, the median follow-up time was 4.5 (range: 1.8-12.2) months. Tumor response was observed across the dose range tested. Amongst the patients with NSCLC, all had metastatic disease at baseline, 64.3% had received at least two prior lines of systemic therapies, and 96.4% had received an anti-PD1/PD-L1 therapy.

At the recommended Phase 2 dose of 600 mg once daily, the overall response rate (“ORR”) was 68.8% (11/16) (both confirmed and unconfirmed) and the disease control rate (“DCR”) was 93.8% (15/16). Among the 26 evaluable patients with NSCLC treated across all dose levels, the ORR was 57.7% (15/26) (both confirmed and unconfirmed) and the DCR was 88.5% (23/26).

Across all cancer types and dose levels evaluated, the most common treatment-related adverse events (“TRAEs”) occurring in at least 20% of patients were diarrhea, vomiting, nausea, anemia, decreased appetite, neutrophil count decreased, white blood cell count decreased, aspartate aminotransferase increased, asthenia, hypoalbuminemia, and alanine aminotransferase increased, predominately Grade 1 or 2 in severity. TRAEs and severe adverse events, greater than Grade 3, occurred in 27.5% (39/142) and 7.7% (11/142) of patients, respectively. Of the 142 patients in the safety population, 11 patients had dose reduction, and six discontinued due to TRAEs. No TRAE-related deaths were reported.

VS-7375 is the lead program from the Verastem Oncology discovery and development collaboration with GenFleet. The Company announced in April 2025 that the U.S. Investigational New Drug (“IND”) application for VS-7375 was cleared and initiated a Phase 1/2a clinical trial in June 2025. GenFleet’s IND for VS-7375 (known as GFH375 in China) was approved in China in June 2024, and the first patient was dosed in a Phase 1/2 study in July 2024.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: August 13, 2025	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
Chief Executive Officer